Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-64350, 333-136912, 333-147621, 333-175208, 333-184854 and 333-200052) of Quantum Corporation of our report dated June 8, 2015 relating to the consolidated financial statements, financial statement schedule and effectiveness of internal control over financial reporting, which appears in this Form 10K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
June 12, 2015